STATE OF VIRGINIA
CITY OF WINCHESTER
                               TENANT SPACE LEASE
          THIS TENANT LEASE, made and entered into this 20th day of March, 2000,by and between WINCHESTER REAL ESTATE MANAGEMENT, INC., (the "Lessor") and BANK OF CLARKE COUNTY, (the "Lessee").
                                   WITNESSETH:
          1. Premises. Lessor hereby leases unto Lessee, and Lessee hereby leases from Lessor, upon terms and conditions hereinafter set forth 1,263 rentable square feet, subject to adjustment as described herein, of space (the "Premises") on the First Floor of a medical office building to be known as Winchester Medical Office Building II (the "Building"), to be constructed by Lessor on land (the "Land") located at 190 Campus Boulevard, Winchester, Virginia. The Premises will be Suite Number 130 in Winchester Medical Office Building II. A sketch of the approximate location of the Premises is shown on Exhibit "A" attached hereto.
          The  Building  will  be  a  multi-story  medical  office  building  of approximately 120,000 rentable square feet of floor area and will be named "Winchester Medical Office Building II," (the "Building").
          The rentable area of the Premises shall be determined by multiplying the useable square footage of floor area of the Premises by a common area factor of 1.05.
          Lessee and its agents, employees and invitees shall have the non-exclusive right with Lessor and other lessees in the Building and others designated by Lessor to the use of the common areas in the Building and of the Land on which the Building is situated for their intended and normal purpose. Common areas include parking (unassigned), elevators, sidewalks, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Lessor may change the common areas of the Building, whether prior to or after completion of construction thereof, if the changes do not materially and unreasonably interfere with Tenant's access to the Premises or the use thereof.
          2. Term. The term ("Term") of this Lease shall commence ("Commencement Date") upon the execution hereof, and expiring ("Expiration Date") on the last day of the sixtieth (60th) full calendar month following the Rent Commencement Date, as hereinafter defined in Exhibit D.
                    2A.  Option to  Renew.  Landlord  grants  to Tenant  two (2)
options to extend the term of the Lease for an additional term of five (5) years each, and shall run consecutively with the original term of this Lease. Tenant must notify Landlord in writing of Tenant's desire to exercise this option at least ninety (90) days prior to the expiration of the current Lease. All terms and conditions of this Lease shall be the same except that the base rental rate shall be increased in accordance with the rental increase formula set forth in Exhibit F for each year of the renewal term. This option to renew is conditioned on Tenant not being in default under this Lease at the time of exercise of the option or at the time of commencement of the option term.
          3. Preparation and Acceptance of Premises. Lessor shall prepare the Premises for Lessee's occupancy in accordance with the provisions of the Work Letter attached hereto as Exhibit "B" (the "Work Letter") and Exhibit "C" (Building Standard Work Allowance). The Premises include all Tenant Improvements constructed and installed in accordance with the provisions of the Work Letter. Upon delivery of possession of the substantially completed Premises by Lessor in accordance with the Work Letter, Lessee shall execute and deliver an agreement confirming the Rent Commencement Date, the Expiration Date, and Lessee's acceptance of the Premises, which agreement shall be substantially in the form attached hereto as Exhibit "D" (the "Acceptance Agreement"). The taking of possession of the Premises by Lessee shall be conclusive evidence that Lessee accepts the Premises "as is", and the Premises were in good and satisfactory condition and suitable for the use intended by Lessee at the time such possession was taken, except for any punchlist items set forth in the Acceptance Agreement.
          4. Surrender of the Premises. Lessee shall keep the Premises in good order and repair, except the portions thereof to be repaired by Lessor as provided herein and upon the expiration or other termination of this Lease, Lessee shall quit and surrender the Premises to Lessor in the same condition as on the Rent Commencement Date, normal wear and tear only excepted.
          5.  Rent.  Lessee  shall pay  Lessor,  without  demand,  deduction  or set-off, at Lessor's office or to such other party or at such other place as Lessor may from time to time designate in writing, base rent, as described herein, and adjusted rent, as described herein (collectively referred to from time to time as "Rent"), during the Term as follows:
                    (A)  Base  Rent.  Beginning  on the  date  on  which  Lessor delivers possession of the Premises to Lessee in accordance with the provisions of the Work Letter (the "Rent Commencement Date") and continuing for the full Term, Lessee shall pay to Lessor annual base rent ("Base Rent") in the amount of $16.50 multiplied by the number of rentable square feet of area in the Premises, one-twelfth (1/12th) of which shall be paid in advance on the first day of each calendar month. If the Rent Commencement Date begins other than on the first day of a calendar month, or if the Term ends other than on the last day of a calendar month, the Base Rent for such month shall be prorated.
                    (B) Operating  Expenses.  In addition to the foregoing  Base
Rent, Lessee shall pay, as additional rent ("Additional Rent") in such amount as is necessary to reimburse Lessor for its actual Operating Expenses (as hereinafter defined). Lessor may give Lessee notice of Lessor's estimate of amounts payable as Additional Rent under this Section 5(B) for each calendar year occurring during the Term. By the first day of each month during the applicable calendar year, Lessee shall pay Lessor one-twelfth (1/12th) of the estimated amount of Additional Rent. If, however, the estimate is not given before the applicable calendar year begins, Lessee shall continue to pay an estimated amount of Additional Rent on the basis of the prior year's estimate, if any, until the month after the new estimate is given. Lessor estimates that the amount payable as Additional Rent under this Section for the first lease year shall be $5.50 per rental square foot.
                    "Operating  Expenses"  shall mean and include  all  expenses incurred by Lessor in connection with its ownership of the Premises including any assessments, real property taxes and currently due installments of assessments, special or otherwise, imposed upon the Premises, and reasonable legal fees, costs and disbursements incurred for proceedings to contest, determine, or reduce such taxes. Cost of capital or interest on debt, and ground rent shall not be considered "Operating Expenses."
                    (C)(1) Rent  Calculation.  Tenant  shall pay the Landlord as
Rent for the Premises the sum of Twenty-Seven Thousand Seven Hundred Eighty-Six Dollars ($27,786.00) in respect to the first year of the Term, payable in advance and without notice in equal monthly installments of Two Thousand Three Hundred Fifteen Dollars and Fifty Cents ($2,315.50) beginning on the Commencement Date on the first day of each calendar month thereafter during the Term. (Rent is composed of Base Rent of $16.50 per square foot and Variable Operating Expenses of $5.50 per square foot)
                    (D)  Payment of  Additional  Rent.  Within  ninety (90) days after the close of each calendar year or as soon thereafter as reasonably possible, Lessor shall compute the actual prior year's Operating Expenses and as soon as practicable after December 31 of each year during the Term, Lessor shall furnish to Lessee a statement ("Statement") showing in reasonable detail the actual Operating Expenses for the previous calendar year, the amount, if any, paid by Lessee during the previous calendar year toward the Operating Expenses, the amount, if any, Lessee owes Lessor with respect to such Operating Expenses or the amount Lessor owes Lessee as a refund. Lessee shall pay the amount of the Additional Rent shown on such Statement within ten (10) days after receipt thereof. Lessee, within sixty (60) days after receipt of a Statement may audit Lessor's records concerning such Statement for the previous year to verify, at Lessee's own expense, those Operating Expenses. Any Statement issued by Lessor shall be final and binding upon Lessor and Lessee, except to the extent that Lessee shall take written exception thereto within said sixty (60) day period. Any amount due to Lessor as shown on any such Statement, whether or not Lessee has taken written exception thereto, shall be paid by Lessee when due without prejudice to any such written exception. At the option of Lessor, Lessee may be billed monthly for one-twelfth (1/12th) of the Additional Rent, as estimated by Lessor on a calendar year projection basis. In the event that Lessee's actual Additional Rent exceeds the monthly estimates of adjusted rent collected by Lessor from Lessee, Lessee shall pay such excess within ten (10) days after receipt of notice from Lessor. In the event Lessee's actual Additional Rent is less than the monthly estimates of adjusted rent collected by Lessor from Lessee, Lessor shall promptly refund (or, if this Lease remains in effect, credit against payments of Rent thereafter coming due hereunder the amount of such difference).
                    (E) Security Deposit. Tenant has deposited with Landlord the sum of Two Thousand Three Hundred Fifteen Dollars and Fifty Cents ($2,315.50) which is the equivalent of one (1) month's rent as security for the faithful performance by Tenant of the terms of this Lease; it is agreed that if Tenant defaults in Tenant's performance of any of the terms of this Lease, .Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, or to any damage or deficiency in the reletting of the Premises, whether such damages or deficiency occurred before or after summary proceedings or other reentry by Landlord. If Tenant fully and faithfully complies with all of the terms of this Lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease and after the delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and building or leasing of the Building of which the Premises form a part, Landlord shall have the right to transfer the security of the vendee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Landlord agrees to pay interest at the rate of three percent (3%) interest per year on the Security Deposit, which interest will be added to the Security Deposit.
          6. Improvements and Alterations. Lessee's right to make improvements or alterations to the Premises shall be subject to the following conditions:
                    (A) Lessee shall not make any improvements or alterations in or on the Premises without the prior written approval of Lessor, provided, however, that Lessor shall not unreasonably withhold such approval if such improvements or alterations do not affect the structural components and elements, or electrical, plumbing or mechanical systems of the Building.
                    (B) No improvement or alteration involving an expenditure in excess of $1,000 shall be made without first obtaining Lessor's written approval of the plans therefor, but such approval shall not be unreasonably withheld by Lessor. Lessee shall furthermore first obtain Lessor's written approval before any modification or changes are made in such plans after Lessor's approval thereof.
                    (C) All  improvements  and  alterations  shall be consistent with the operation of a first-class medical office building.
                    (D) No improvement or alteration  shall be undertaken  until
Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental agencies having jurisdiction.
                    (E) All work done in  connection  with any  improvements  or alterations shall be done in a good and workmanlike manner and in compliance with condominium documents (if applicable), all building and zoning laws, and with all other laws, ordinances, rules, requirements of any federal, state or municipal agency having jurisdiction and shall be completed free of all mechanics' or materialmen's liens.
                    (F) Any  improvements or alteration to the Premises,  except movable furniture, trade fixtures, medical equipment and any readily removable cabinets placed by Lessee in the Premises, shall at once become the absolute property of Lessor and remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease without disturbance or injury, but Lessor reserves the right to require Lessee to remove any improvement or alteration made by Lessee and to repair and restore the Premises to a condition substantially equivalent to the condition of the Premises prior to such improvement or alteration.
          7. Building Services. Pursuant to the Rules and Regulations, the Building will be operated from 7:00 a.m. to 7:00 p.m., Mondays through Fridays, and from 8:00 a.m. to 1:00 p.m. Saturdays. The Building may not be operated on Sundays and on the following holidays ("Holidays"): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other days as are locally observed by tenants in other medical office buildings in the Winchester, Virginia, area.
          Lessor shall furnish elevator service, a reasonable amount of electric power, and water 24 hours a day, and (during the hours when the Building is operated) heat, ventilation, and air conditioning sufficient, in Lessor's reasonable judgment, to keep the Premises comfortable for use and occupancy. Lessor shall be responsible for providing housekeeping and cleaning service for the demised premises, including disposal of biomedical waste generated by Lessee. Lessor's cost in providing the above-described services shall be included in Operating Expenses in accordance with the provisions of Section 5(B). Lessor shall not be liable for failure to furnish, or for delay or interruption in furnishing, elevator service, electric power, heat, ventilation, air conditioning, or water, when such failure is caused by the need for repairs, special equipment requirements of Lessee, a strike or labor controversy, a riot, the inability to secure fuel for the Building, any accident or casualty, unauthorized act or default by other tenants or employees of Lessor, or any other cause, other than the gross negligence of Lessor. Notwithstanding the foregoing, Lessee shall have access to the demised premises 24 hours a day, 365 days of the year during the Term hereof. If Lessee desires heating or air conditioning for the demised premises during hours the Building is not operated, Lessor shall provide such heating or air conditioning at the expense of Lessee provided that Lessor receives .at least 48 hours advance notice. The cost of such heating or air conditioning shall be billed as Additional Rent on the first day of the calendar month subsequent to the provision thereof and shall be then due and payable by Lessee.
          8. Excess Utilities and Services. If, in Lessor's reasonable opinion, Lessee shall consume any utility, including (but not limited to) electricity or water, in an excessive, extravagant or unreasonable manner, or Lessee's use or proposed use of the Premises shall require the installation of additional electrical capacity to the Building in excess of that which is reasonably necessary for general office use (as may occur where Lessee has installed or proposes to install X-Ray or computing equipment or other equipment requiring heavy electrical power consumption), Lessor may either prohibit such consumption or use by Lessee or may install meters, paneling, wiring and other necessary appurtenances to accommodate such excess consumption or capacity and Lessee on demand shall pay Lessor (i) all costs incident to the installation of such meters, paneling, wiring, and other necessary appurtenances, and (ii) additional rent equal to the cost of the utility used at rates equal to the rate that the supplying utility company with its own equipment would charge Lessee for such service. If at Lessee's request, or if as a result of the manner of Lessee's use and occupancy of the Premises, Lessor provides any other services in excess of those required to be provided by Lessor under this Lease, including (but without limitation) services during periods when the Building is not open, such excess services shall be furnished, at Lessee's cost and expense, at a charge equal to Lessor's actual cost of administrative services, labor equipment and utilities incurred in connection with such excess service. Lessor shall bill Lessee from time to time for any charges for any excess utilities or services described above, and Lessee shall pay all such charges, as additional rent, within ten
(10) days after receipt of Lessor's invoice therefor.
          9.   Repairs.
                    (A) Lessor  shall have no duty to Lessee to make any repairs or improvements to the Premises except structural repairs necessary for safety and tenantability. The cost and expense of any repairs to the Premises or the Building necessary due to acts or omissions of Lessee or its agents, employees, contractors, invitees or licensees shall be reimbursed by Lessee to Lessor upon demand as additional rent.
                    (B) Other than normal wear and tear,  Lessee shall not cause or permit any waste, damage, or injury to the Premises. From and after the Rent Commencement Date, Lessee, at its sole expense, shall make all repairs, replacements, and refurbishments necessary to keep and maintain the Premises in good condition and repair, unless such waste, damage or injury was due to the negligence of Lessor or its agents. All repairs, replacements and refurbishments shall be at least equal in quality of material and workmanship to that originally existing in the Premises on the Rent Commencement Date. If Lessee fails to make any such repairs, replacements or refurbishments, Lessor may, but shall not be required to, make such repairs, replacements or refurbishments for Lessee's account, and the expense thereof shall constitute and be collectible by Lessor as additional rent, which shall be due and payable within ten (10) days after demand therefor by Lessor.
                    (C)  Lessee  shall  indemnify   Lessor  against  all  costs,
expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable attorney's fees, because of Lessee's failure to comply with the foregoing, and Lessee shall not call upon Lessor for any disbursement or outlay whatsoever in connection therewith, and Lessee expressly releases and discharges Lessor of and from any liability therefor.
          10.   Insurance; Indemnity; Waiver of Claims.
                    (A)  Lessee  shall,  at all  times  during  the Term and any renewal thereof, carry with an insurance carrier or carriers licensed to operate in Virginia and satisfactory to Lessor:
                              (i)  general  liability   insurance  covering  the
Premises and naming  Lessor (and  Condominium  Association,  if  applicable)  as additional named insureds, with a combined single limit of liability in an amount reasonably satisfactory to Lessor with respect to personal injury or death to persons or damage to the property of others occurring in or about the Building or the Premises.
                              (ii)  "all  risk"  property  insurance,   covering
Lessee's personal property and trade fixtures, in an amount to cover not less than ninety percent (90%) of the replacement cost of such personal property and trade fixtures; and
                              (iii) such other insurance as Lessor may from time
to time reasonably require.
          A duplicate original or agent certified copy of such insurance policies shall be furnished to Lessor prior to the Rent Commencement Date and not less than twenty (20) days prior to the expiration of any such policies. Lessee shall notify Lessor promptly of any accident or loss involving Lessee, Lessee's staff or employees, agents, or invitees in the Premises or the Building or of any defects discovered by Lessee in the Premises or in the equipment and fixtures of the Premises. Lessee shall furnish to Lessor copies of such policies and/or such evidence of insurance as Lessor may require to establish that such coverage is in effect and the premiums with respect thereto have been fully paid. Such policies shall provide for not less than thirty (30) days prior written notice to Lessor before any cancellation or change in coverage.
                    (B) Lessor shall keep the Building  insured  against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent Lessor from becoming co insurers under the terms of the applicable policies but, in any event, in an amount not less than eighty percent (80%) of the full insurable value as determined from time to time. The term "full insurable value" shall mean actual replacement cost (exclusive of the cost of excavation, foundations, and footings below the basement floor) without deduction for physical depreciation. Such insurance shall be issued by financially responsible insurers duly authorized to do business in this State.
                    (C) Lessee shall indemnify and hold harmless Lessor from and against every demand, claim, cause of action, judgment and expense, and all loss and damage arising from:
                              (i) any injury or damage to the person or property
of Lessor, any other lessee in the Building or to any other person rightfully in the Building, whether the injury or damage is caused by negligence or misconduct of Lessee, its agents, servants or employees or implied invitees of Lessee, or results from the violations of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by any of the foregoing;
                              (ii)   any   loss   or   damage   resulting   from
interference with or obstruction of deliveries to or from the Building; and
                              (iii) any injury or damage not specified  above to
the person or property of Lessee, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of Lessee, where the injury or damage is caused by reason other than the negligence or misconduct of Lessor, its agents, servants or employees.
          11   Use of the Premises; Compliance with Laws.
                    (A) The  Premises  shall be used and  occupied by Lessee for medical office space and traditional related uses. Lessee is allowed to provide, if it wishes, any services to its patients which are considered normal outpatient services now or in the future, provided the services are not intended for hospital inpatients, and provided the service is not one in which the hospital has already made a sizable capital investment. However, this Lease will not prevent Lessee and the Winchester Medical Center (the "Hospital") from agreeing otherwise with respect to treatment of patients.
                    Recognizing that Lessor and its affiliates have a legitimate right to protect their capital investment in their capital projects, the Lessee agrees that it will not engage in any health care or diagnostic procedure which requires a capital investment of more than $500,000 for diagnostic or treatment equipment, and is for a health care or diagnostic procedure in which the Hospital, or its successor, is either (i) currently engaged, (ii) hereafter becomes engaged, or (iii) has made such plans known to the medical staff to engage in either (i), (ii), or (iii) at the time that Lessee is considering the purchase of its equipment, unless Lessor grants approval. On June 1st of each year of this Lease, this $500,000 limit will be increased by a fraction whose numerator is the Consumer Price Index for all Consumers, U.S. City Average. All Items (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI") for the preceding calendar year rounded to the nearest whole number and whose denominator is the CPI for the calendar year 1998.
                    (B)  Lessee  shall use and occupy  the  Premises  in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders.
          12. Quiet Enjoyment of Premises. Lessee, on paying the rent and keeping and performing the agreements and covenants herein contained, shall have the peaceful and quiet enjoyment of the Premises for the term hereof, subject, however, to the provisions of this Lease.
          13.   Assignment and Subletting.
                    (A)  Lessee  shall not assign  this  Lease  without at least thirty (30) days' prior written notice to Lessor and the prior written approval of Lessor. The transfer of more than fifty percent (50%) of the existing partnership interests in Lessee or the admission of any additional partner resulting in the ownership of less than fifty-one percent (51%) of the partnership interests of the present partners in Lessee (if Lessee is a partnership) or the issuance or transfer of more than fifty percent (50%) of the existing stock in Lessee to persons other than those owning stock in Lessee as of the date of this Lease (if Lessee is a corporation) shall constitute an assignment for purposes of this Lease; provided, however, that the admission of any additional partner in Lessee (if Lessee is a partnership) or the issuance or transfer of any additional stock in Lessee (if Lessee is a corporation) to persons other than those owning stock in Lessee as of the date of this Lease shall constitute a permitted assignment hereunder so long as the additional partner or the additional stockholder (as the case may be) has Medical Staff Privileges at the Hospital. Lessor shall have no obligation to consider any request for a proposed assignment unless (i) the assignee shall be a health practitioner with (or, if a partnership or corporation has a majority of its interests owned by partners or stockholders who have) Medical Staff Privileges at the Hospital, (ii) the Premises shall be used and occupied by such assignee solely for the purpose of office facilities for the practice of his or her profession, provided that such particular use of the Premises does not violate the terms of other leases with other tenants of the Building in effect at the time of such contemplated assignment, (iii) the assignee shall meet and be capable of meeting all terms and conditions (including financial capability) of this Lease and shall agree in writing to be bound by all terms and conditions contained herein; and (iv) any necessary consents by other parties such as lenders secured by mortgages on the Building shall have been obtained.
                    (B) Lessee  shall  notify  Lessor in writing of any proposed assignment at least thirty (30) days prior to the proposed effective date thereof. During the thirty (30) day period after receipt of such notice, Lessor may approve or disapprove the proposed assignment or subletting by written notice to Lessee. In addition, during such thirty (30) day period Lessor shall also have the option to terminate this Lease by written notice to Lessee, as of a date set forth in such notice not more than ninety (90) days from the date of such notice.
                    (C) If Lessor approves any proposed assignment, Lessor shall receive all consideration paid by any such assignee directly or indirectly related to such assignment which exceeds the base rental and adjusted rental payable under the remaining term of this Lease.
                    (D) No assignment shall relieve Lessee of, or release Lessee from, Lessee's obligations under this Lease.
                    (E) Lessee shall not sublet the Premises or any part thereof or grant concessions or licenses or other rights to any other person or entity for the use or occupancy of the Premises or any part thereof.
          14. Removal of Personal Property. Lessee may remove all personal property, trade fixtures, medical equipment and readily removable cabinets which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal. If Lessee shall fail to remove all such property from the Premises upon the expiration or earlier termination of this Lease for any cause whatsoever, Lessor may, at its option, remove the same in any manner that Lessor shall choose and store it without liability to Lessee for loss thereof. In such event, Lessee shall pay to Lessor on demand any and all expenses incurred in such removal, including court costs, attorney's fees, and storage charges for the length of time the same shall be in Lessor's possession. Alternatively, Lessor may, at its option, without notice, and without legal process, sell the property or any part thereof at a private sale for such price Lessor may obtain, and apply the proceeds of the sale to any amount due under this Lease and the expenses incident to removal and sale of said property.
          15.  Governmental  Requirements.  Lessee  shall,  at its own  expense, promptly comply with all requirements of any legally constituted public authority applicable to Lessee or Lessee's use and occupancy of the Premises.
          16. Condemnation. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then the Term shall cease as to the part so taken on the date possession of that part is surrendered and any unearned rent paid or credited in advance shall be refunded to Lessee. Lessee shall not be entitled to receive any part of any award or awards that may be made or received by Lessor. Lessee may at its own expense commence independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage Lessee claims to have incurred; provided, however, that Lessee shall not be entitled to receive any part of any award that may be made on account of the value of Lessee's leasehold interest hereunder, and Lessee hereby assigns to Lessor all rights of Lessee in any such award.
          17. Casualty. If all or any part of the Premises is damaged or destroyed by fire or other casualty insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the Premises and Building, Lessor shall, except as otherwise provided herein, and only to the extent the holder of the mortgage now or hereafter on the Building, if any, permits release of insurance proceeds, repair and rebuild the Premises with reasonable diligence. If there is a continuous and substantial interference with the operation of Lessee's business in the Premises requiring Lessee temporarily to close its business at the Premises, the Rent shall be equitably apportioned for the duration of such repairs in proportion to the extent to which there is interference with the operation of Lessee's business at the Premises. Notwithstanding the foregoing provisions, in the event the Premises shall be damaged by fire or other insured casualty due to the fault or neglect of Lessee, or Lessee's servants, employees, contractors agents, visitors, or licensees, then without prejudice to any other rights and remedies of Lessor, and provided the damage is repaired by Lessor, there shall be no apportionment or abatement of any Rent. Except to the extent provided for in this paragraph, neither the Rent payable by Lessee nor any of Lessee's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises by any cause whatsoever, and Lessee hereby expressly waives any and all additional rights it might otherwise have under law.
          18. Inspection. Lessor shall have the right to enter and grant licenses to others to enter the Premises at any time during reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of the Building and to exhibit the Premises to prospective tenants or purchasers and for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to the terms of this Lease or to the rules and regulations of the Building; provided, however that such activities will not interfere with Lessee's business.
          19. Subordination to Mortgages and Ground Lease. This Lease is and shall remain subject and subordinate to all mortgages, ground leases or other underlying leases now or hereafter affecting the Building or the Land, or both, and Lessee shall promptly execute and deliver to Lessor such documents as Lessor may reasonably request showing the subordination of this Lease to such mortgages, ground leases, or other underlying leases and incorporating the agreement of Lessee to attorn to the holder of any such mortgage or the Lessor under any such ground lease or underlying lease, and in default of Lessee's doing so, Lessor shall be and hereby is authorized and empowered to execute such documents in the name and as the act and deed of Lessee. This authority is coupled with an interest and is irrevocable.
          20. Signs. Lessee shall not paint or place signs upon the corridor doors of the Premises except only with the consent of Lessor, and in no event shall Lessee place any signs whatsoever upon the windows, outside walls or roof of the Premises or the Building. Lessor shall include Lessee's name on the standard lobby Building directory.
          21. Notices. Any notice or other communication required or allowed by this Lease to be given either to Lessor or to Lessee shall be in writing, and shall be deemed given if actually delivered by hand delivery (including recognized overnight courier service) to the address set forth below (or in the case of Lessee after the Rent Commencement Date, by delivery to the Premises) or upon receipt if mailed by certified or registered mail, postage prepaid, properly addressed to the parties as follows:
                  Lessor:   Winchester Real Estate Management, Inc.
                            1840 Amherst St.
                            P.O. Box 3340
                            Winchester, Virginia  22604-2540
                            Attention:  C. Douglas Rosen, Senior Vice President
                            Real Estate and Construction Services for Valley
                            Health System
                            #(540)722-8620
                Rent Checks made payable to:
                               Winchester Real Estate Management, Inc.
                               1840 Amherst St.
                               P.O. Box 3340
                               Winchester, Virginia  22604-2540
                               Attn:  Cashiers Office
                  Lessee:   BANK OF CLARKE COUNTY
          22. Rules and Regulations. The rules and regulations attached hereto as Exhibit "E" are Association's rules and regulations for the Building. Lessor (or Condominium Association, if applicable) may, from time to time, modify the rules and regulations or make additional rules and regulations for the Building, copies of which shall be delivered to Lessee by Lessor. The rules and regulations attached hereto, as they may be so modified and added to (collectively, the "Rules and Regulations"), are a part of this Lease, and Lessee agrees to comply with all Rules and Regulations promulgated by Lessor and/or Condominium Association, if applicable.
          23. Brokers. Lessor and Lessee represent and warrant to each other that they have not dealt with any real estate broker or agent, who by reason of such dealing has a claim for a commission or fee. Lessee agrees to indemnify Lessor and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts or agreements of Lessee.
          24. Holding Over. If Lessee remains in possession of the Premises after the expiration or earlier termination of this Lease, Lessee shall be a tenant-at-sufferance at two times the base rental rate in effect immediately prior to the date of expiration or termination and subject to all the other terms and provisions hereof (except as to the term of this Lease), and there shall be no renewal of this Lease by operation of law.
          25. Estoppel Certificates. Lessee agrees to provide Lessor within five
(5) days of a written request therefor a certificate in form and substance satisfactory to Lessor stating (i) that this Lease is in full force and effect;
(ii) the commencement date and term of this Lease; (iii) the date through which rent has been paid; (iv) that there are no defaults existing under this Lease, or, if any default exists, specifying such default and the actions required to cure such default; and (v) such other matters as Lessor may reasonably require. Lessee may pledge its tangible property as security for loans.
          26. Hazardous Waste. Lessee warrants, represents and covenants to Lessor that:
                    (A) The  Premises and  Lessee's  operations  at the Premises will at all times be operated in full compliance with all applicable federal, state, and local environmental laws and regulations, including (without limitation) all applicable federal, state, and local laws dealing with the generation, storage and disposal of medical, biomedical or similar waste ("Environmental Laws");
                    (B) Lessee will not store,  generate or use in the  Premises or the Building any solid wastes, hazardous wastes, hazardous substances, toxic chemicals, pollutants, contaminants or other environmentally regulated substances ("Hazardous Substances") without the prior written approval of Lessor and the Association and then only in strict compliance with applicable Environmental Laws; provided, however, no such approval shall be required with respect to substances which are normally used in Lessee's medical practice; and
                    (C) Lessee will not dispose of any  Hazardous  Substances in any manner that would potentially damage the Building or any portion thereof or that would fail to strictly comply with applicable Environmental Laws; and,
                    (D)  Without  limiting  the  foregoing,   Lessee  shall,  at
Lessee's sole cost and expense, make all necessary arrangements for, and strictly comply with all applicable Environmental Laws governing the handling and storage of all medical, biomedical or similar waste generated at or in the Premises, except for the disposal of Lessee's biomedical waste by Lessor, pursuant to Paragraph 7.
                    (E)  Lessee  shall   indemnify  and  hold  Lessor  (and  the
Condominium Association, if applicable) harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs, judgments and expenses (including attorney's fees and settlement expenses) of every kind and nature suffered by or asserted against Lessor and/or Association as a direct or indirect result of any violation of any covenant of Lessee in this paragraph 27 or of any warranty or representation made by Lessee in this paragraph 27 being false or untrue in any respect. This indemnity provision shall survive any termination of this Lease.
          27. Defaults. In the event (i) Lessee defaults in the payment of rent for a period of ten (10) days after written notice by Lessor to Lessee of such default; (ii) the Premises shall be abandoned or vacated; (iii) Lessee shall fail to comply with any term of this Lease (other than payment of rent) or any of the rules and regulations now or hereafter established for the governance of the Building; (iv) any proceeding, whether voluntary or involuntary, is instituted for the Lessee because of Lessee's insolvency; (v) Lessee becomes insolvent or makes a transfer in fraud of creditors; or (vi) Lessee makes a general assignment for the benefit of creditors, Lessor may (either separately, concurrently or in any combination), (a) terminate this Lease by giving written notice to Lessee, and declare the entire amount of rent which thereafter become due, due and payable immediately; (b) with or without terminating this Lease, take possession of the Premises and enter the Premises as agent of the Lessee and relet them for such rent as is obtainable by reasonable effort and collect the deficiency from Lessee plus collect all costs of reletting, including lease commissions, attorney's fees and upfitting costs which Lessor deems necessary for a new tenant; (c) do whatever Lessee is obligated to do under this Lease, in which event Lessee shall reimburse Lessor on demand for any costs and expenses incurred by Lessor in carrying out Lessee's duties and obligations under this Lease; or (d) pursue any other remedies which may be provided by law. Provided, however, that should any event or condition described in item (iii) of this Paragraph 28 occur, and such event or condition is cured to the satisfaction of Lessor within thirty (30) days from written notice to Lessee of the occurrence of such event or condition, or if, within a reasonable period of time in addition thereto, if the circumstances are such that the default cannot reasonably be cured within thirty (30) days of such notice, Lessee takes action to cure such default and pursues such action with due diligence promptly upon receipt of such notice, such default shall be deemed not to have occurred. In the event Lessor is required to employ an attorney-at-law on account of any default by Lessee, Lessee shall be obligated to pay Lessor's reasonable attorney's fees and any associated court or other costs incurred by Lessor in connection therewith.
          28. Late Payments. If any rent or other amount payable by Lessee under this Lease is not paid when due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of the amount not paid when due, and interest on the amount not paid when due equal to the greater of (i) fourteen percent (14%) per annum, or (ii) an annual interest rate equal to the prime rate (as reported from time to time in the Money Rates section of the Wall Street Journal) plus two percentage points (2%), provided that in no event shall such interest exceed the maximum rate allowed by applicable law.
          29. Rights and Remedies. All rights and remedies of Lessor herein shall be cumulative, and none shall be exclusive of any other, or of any rights and remedies allowed by law, and pursuit of any one of said rights or remedies does not preclude pursuit of any one or more of the other of said rights or remedies. Lessor's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy and no waiver by Lessor of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Lessor to pursue or exercise any of its rights or remedies or to insist upon strict compliance by Lessee with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Lessor of the right to demand strict compliance with the terms and provisions of this Lease.
          30. Lessor's Limited Liability. Neither Lessor, or any officer, director or shareholder of Lessor's shall have any personal liability for the obligations of the Lessor under this Lease, and any liability for the obligations of Lessor under this Lease shall be limited solely to Lessor's interest in the Building.
          31. Severability. If any provision of this Lease is declared to be illegal or unenforceable, the unaffected provisions shall remain in full force and effect.
          32. Parties. The words "Lessor" and "Lessee" as used herein shall include the parties to the Lease, whether singular or plural, masculine or feminine, or corporate, partnership or other entity and their heirs, personal representatives, successors and assigns. However, the term "Lessor" as used in this Lease shall mean only the owner of the Building from time to time, and in the event of the sale or other disposition of the Building, the "Lessor" named herein shall be released from any further obligations or liabilities under this Lease, and Lessee shall look solely to the successor lessor for performance of the obligations of the "Lessor" hereunder.
          33. Approval. This Lease is subject to the approval of the Hospital and the holder of any mortgage secured by the Building. However, if Lessor does not notify Lessee within thirty (30) days from the date of execution by Lessor of this Lease that this Lease has not been approved, then for purposes of this paragraph this Lease shall be deemed approved by the Hospital and such holder.
          34. Recordation. This Lease and any memorandum of this Lease shall not be recorded.
          35. Controlling Law. This Lease is entered into in Virginia and shall be enforced and construed in accordance with the laws thereof.
          36.   Time of Essence.  Time is of the essence of this Lease.
          37. Notice to Lessor. Anything in this Lease to the contrary notwithstanding Lessee agrees that it will not terminate the Lease or withhold any rentals due hereunder (where such withholding is permitted) because of Lessor's default in the performance hereof until Lessee has first given written notice to Lessor, to the holder of the Mortgage and to the Hospital specifying the nature of such default by Lessor and allowing the Lessor, the holder of the Mortgage and the Hospital, or any of them, thirty (30) days after the date of delivery of such notice to cure such default or a reasonable period of time in addition thereto if circumstances are such that said default cannot reasonably be cured within said thirty (30) day period. If Lessor, the holder of the Mortgage or the Hospital takes action to cure such default and pursues such action with due diligence promptly upon receipt of such notice, Lessor shall not be deemed in default during such curative period.
          38. Lessee's Loss of Medical Staff Privileges. If any member of Lessee's group (if engaged in group practice) loses his or her Medical Staff Privileges at the Hospital because of medical malpractice or misconduct, and such practitioner member, who lost Medical Staff Privileges, does not vacate the Premises within (30) days, Lessor may elect to terminate this Lease by written notice to Lessee within ninety (90) days following such loss of Medical Staff Privileges. In the event that Lessor exercises such option, this Lease shall terminate as of the date specified in Lessor's notice of exercise of such option. Anything herein to the contrary notwithstanding, any such space as to which Lessor exercises such option shall be subject to a right of first refusal on the part of other tenants leasing space in the Building adjacent to or adjoining the space in question to be exercised within fifteen (15) days following Lessor's delivery to such tenants of notice that Lessor has elected to terminate this Lease to lease such space from Lessor at such rent and for such term as Lessor and such other tenant shall agree, and to a right of second refusal on the part of Lessor to lease such space to another qualified tenant of Lessor's choice at such rent and for such term as Lessor and such other qualified tenant shall agree.
          39. Death or Disability. In the event that Lessee or the sole shareholder of Lessee (if engaged in a single practice) or more than one-half of the practitioner members of Lessee's group (if engaged in a group practice) should die or become permanently disabled and thereby be unable to practice medicine, then Lessee (or Lessee's heirs or legal representatives, as the case may be) shall have the option to terminate this Lease by written notice to Lessor within thirty (30) days after the death or disability. To be effective, however, such notice of termination must be accompanied by (i) payment of any past due rent and other charges payable under this Lease and (ii) a termination fee in an amount equal to six (6) months Rent plus the unamortized Tenant Improvement Allowance paid by Lessor under this Lease. Such unamortized Tenant
Improvement  Allowance  shall be  determined  by  multiplying  the total  Tenant
Improvement Allowance paid by Lessor under this Lease by a fraction, the numerator of which shall be the number of months remaining in the Term after the effective date of such termination and the denominator of which shall be the total number of months in the Term.
          40.   This paragraph intentionally deleted.
          41. Financial Statements. Lessee and all parties signing as Surety hereunder agree to provide current financial statements to Lessor or any party designated by Lessor (including any mortgagee) within ten (10) days of request by Lessor therefor.
          42. Amendment. This Lease may not be amended in any respect except by written greement of Lessor and Lessee.
       IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under seal, all as of the day and year first-above written.

WITNESS:                            LESSOR:

                                            WINCHESTER REAL ESTATE
                                            MANAGEMENT, INC.

                                             By:      /s/  C. Douglas Rosen

                                             Title:   Senior Vice President

WITNESS(ES):                        LESSEE:

                                            BANK OF CLARKE COUNTY

/s/  Carol S. Jennings                      By:      /s/  John R. Milleson

                                            Title:   President and CEO

                                  EXHIBIT "B"
                                  WORK LETTER
                                   DEFINITIONS
     1.01. Defined Terms. Capitalized terms used in the Lease and this Work Letter shall have the same meanings ascribed to them in the Lease. Otherwise, the capitalized terms used in this Work Letter shall have the meaning ascribed to them at the point where defined.
          (a) "Base Building Improvements" shall mean the improvements to the Premises provided by Lessor as described and defined in this Work Letter.
          (b) "Drawings and Specifications" shall mean the final working drawings and specifications for the construction and installation of the improvements in the Premises prepared by the Architect and approved by Lessor and Lessee.

          (c) "Tenant Improvements" shall mean the improvements constructed and installed in the Premises in accordance with the Drawings and Specifications.
          (d) "Tenant Improvement Allowance" shall mean the sum of $40.00 per usable square foot multiplied by the usable square footage of floor area of the Premises, which shall be applied to the costs of constructing the Tenant Improvements.
          (e) "Tenant Improvement Costs" shall mean the total cost of the design, engineering, construction and installation of the Tenant Improvements.
          (f) "Lessee's Costs" shall mean the total of all Tenant Improvement Costs in excess of the Tenant Improvement Allowance.
          (g) "Architect" shall mean the architect, space planner or designer designated by Lessor to prepare the Drawings and Specifications.
          (h) "Lessor's Contractor" shall mean the contractor designated by Lessor to construct and install the Tenant Improvements.
                           DRAWINGS AND SPECIFICATIONS
     2.01. Exact Determination of Premises. As soon as the design and construction of the Base Building Improvements have sufficiently progressed, Lessor shall contact Lessee to review and consult with Lessee concerning
Lessee's exact space needs for the Premises and shall promptly thereafter provide Lessee with schematic plans for the layout of the Premises. Upon or shortly after providing Lessee with schematic plans for the Premises, Lessor shall designate to Lessee the exact number of rentable square feet to be contained in the Premises determined in accordance with the Measurement Method, which shall not be less than 90%, nor more than 110%, of the number of rentable square feet designated in Paragraph 1 of the Lease. After the exact number of rentable square feet of the Premises and its exact location on the floor of the Building has been so determined, Lessee shall, at the request of Lessor,execute an amendment to this Lease specifying such number and location.
     2.02. Approval of Drawings and Specifications. On or before ___________ (unless the construction of the Building has been delayed by Excusable Delays), Lessor shall cause the rchitect to prepare and shall deliver to Lessee, for Lessee's approval, the proposed final working drawings and specifications for the Tenant Improvements. Lessee shall promptly review such drawings and specifications and shall notify Lessor of any comments thereon or proposed revisions thereto. After receiving any comments or proposed revisions, Lessor shall resubmit to Lessee any such drawings and specifications which are not approved by Lessee with such requested changes as are acceptable to Lessor. Lessee shall have 15 days after receipt of any drawings and specifications or revisions thereto to approve or disapprove the same, and if Lessee fails to notify Lessor of any comments or revisions within such 15 day period, Lessee shall be deemed to have given Lessee's approval to the drawings and specifications or revisions thereto submitted to Lessee by Lessor. Lessor and Lessee agree to cooperate and use their good faith efforts to approve drawings and specifications for the Premises as promptly as possible after the initial submission of the drawings and specifications by Lessor to Lessee. Upon approval of the drawings and specifications, such drawings and specifications shall constitute the Drawings and Specifications for purposes of this Lease.
     2.03. Revisions to Drawings and Specifications. If at any time thereafter, Lessee desires to make revisions to the Drawings and Specifications, the procedure for approving any such revisions shall be the same as the procedure for approving the Drawings and Specifications. Upon approval by Lessor and
Lessee of any such revisions, Lessee shall be deemed to have given full authorization to Lessor to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as revised. Lessor, at its option, can require Lessee to pay in lump sum to Lessor any and all increases in Lessee's Costs which result from approved revisions to the Drawings and Specifications.
                    BASE BUILDING AND TENANT IMPROVEMENT WORK
     3.01. Base Building Improvements. Lessor shall construct or cause to be constructed, at the Lessor's sole expense, the following improvements (the "Base Building Improvements"):
          (a) Base Building and Shell Areas. Lessor shall construct all base building core and shell areas, including, but not limited to, base building mechanical, electrical, plumbing, heating, ventilation, air conditioning and fire safety systems, as installed, including those required to obtain a certificate of occupancy for the shell of the Building.
          (b) Heating, Ventilation and Air Conditioning. Lessor shall equip each floor with primary heating, ventilation and air conditioning system designed to service the entire floor. Lessor shall furnish and install in the Premises
Lessee's pro rata share of the primary air distribution ductwork and main controls. VAV boxes and 2' x 2' diffusers, grills, secondary ducts and controls requirements in excess of the Base Building Improvements shall be provided and installed at Lessee's expense.
          (c) Electrical. Lessor shall provide a pro rata share of base building electrical bus connectors, transformers, panels, circuit breakers and building standard recessed fluorescent light fixtures at a rate of 1 per 80 usable square feet. Building standard light fixtures shall be 2' x 4' three lamp fixtures with acrylic lens. The cost of installation shall not be included as part of Base Building Improvements. Requirements in excess of the Base Building Improvements shall be provided and installed at Lessee's expense.
          (d) Plumbing. Lessor shall provide all common area restrooms and all base building plumbing systems complete and operating within the Building core. Lessee shall tap into the base building hot water loop system. Related systems, and other plumbing and connections, shall be the responsibility of Lessee, at Lessee's cost and expense.
          (e) Fire Protection. Lessor shall furnish, and install, a sprinkler distribution grid and sprinkler heads to meet building standard requirements. The relocation of sprinkler heads or piping, and any additional sprinkler heads and/or piping required, shall be at Lessee's expense.
          (f) Life Safety System. Lessor shall provide the following for the common areas of each floor the Building: exit signs at stairways, emergency lights, smoke detectors, fire extinguishers and fire horn as required by applicable codes. Lessee shall bear the cost of any of the above required within the Premises or in such areas as a corridor extended for Lessee's use.
          (g) Telephone. Lessor shall provide Lessee with access from the Lessee's telephone equipment room to the locations of incoming telephone service entering the Building. Lessee shall bear the cost of cable and conduit or teflon coated telephone cable and associated connections and the cost of all telephones, telephone equipment and communications systems for the Premises.
          (h) Ceilings. Lessor shall provide a ceiling suspension grid and 2' x 2' tegular acoustical ceiling tile in sufficient quantities to be installed throughout the Premises, on the Lessee's floor. The cost of installing same shall be borne by Lessee.
          (i) Window Treatment. Lessor shall furnish and install, in all exterior windows ""Building Standard Window Treatment," which shall consist of one-inch deep tapeless horizontal window blinds on exterior windows which shall have a manually operated mechanism. Lessee shall not install any other window treatment which is visible from the exterior of the Building.

          (j) Finishes. Lessor shall furnish and install the following finish items:
                    1. Public portions of core wall surfaces, elevator lobby walls and public corridor wall surfaces shall be framed and covered with gypsum board, taped, bedded, sanded and finished with vinyl wall covering.
                    2. Base building toilet rooms shall be fully finished, including the installation of all ceramic tile and all painting and wall covering.
                    3. Base building mechanical rooms, telephone and electrical closets shall be covered with gypsum board, taped, bedded and sanded.
          (k) Miscellaneous. Lessor shall also provide (i) public stairs and fire escapes to meet all applicable codes; (ii) three (3) base building elevators; and (iii) the Building lobby, elevator lobbies and public corridors finished building standard decor.
     3.02 Tenant Improvement Work. When the Base Building Improvements have been completed or have progressed sufficiently and Lessor has received final approval of the Drawings and Specifications and any deposit required hereunder for
Lessee's Costs, Lessor shall cause Lessor's Contractor to proceed with the construction and installation of the Tenant Improvements.
                                PAYMENT OF COSTS
     4.01 Lessor's Costs. Lessor shall pay all Tenant Improvement Costs up to, but not exceeding, the Tenant Improvement Allowance, and up to $3.00 per usable square foot for Tenant's Design Costs. Lessor shall disburse the Tenant Improvement Allowance and any amounts deposited by Lessee with Lessor for payment of Lessee's Costs to pay the Tenant Improvement Costs and any excess Tenant Design Cost, as and when the same become due and payable. Lessor shall be entitled to rely on the accuracy of all invoices and fee statements for labor performed or material furnished in connection with the Tenant Improvements and to rely on any certification as to the Tenant Improvement Costs submitted by Lessor's Contractor or the Architect.
     4.02   Lessee's Costs.  Lessee shall pay Lessee's Costs as follows:
          (a) 50% of the amount of Lessee's Costs reasonably estimated by Lessor shall be paid to Lessor prior to the commencement of construction and installation of the Tenant Improvements; and
          (b) The balance of Lessee's Costs shall be paid within ten (10) days after Lessee's receipt of Lessor's invoice upon substantial completion of the Tenant Improvements and Lessor's delivery of possession of the Premises to Lessee.
     4.03 Failure to Pay Lessee's Costs. Failure by Lessee to pay Lessee's Costs in accordance with this Work Letter will constitute a failure by Lessee to pay Rent when due under the Lease and shall therefore constitute an event of default by Lessee under the Lease, and Lessor shall have all of the remedies available to it under this Lease for nonpayment of rent.
     4.04. Unused Tenant Improvement Allowance. If the Tenant Improvement costs are less than the Tenant Improvement Allowance, the portion of the unused Tenant Improvement Allowance shall be applied in twelve (12) equal credits toward the reduction of Lessee's rent payable during the twelve (12) month period beginning the Rent Commencement Date. Should any of the allowance for Lessee's Design Costs not be used, none of the unused portion shall be credited to Lessee.
     4.05. Other Costs Incurred by Lessee. If Lessee directly employs or contracts with any space planner, architect, design consultant or other professional with respect to the design, engineering, construction or installation of the Tenant Improvements, Lessee shall pay the entire cost and expense thereof from Lessees own funds, and no portion of the TenantImprovement Allowance shall be disbursed by Lessor for payment of such costs and expenses,but Lessor shall be entitled to reimbursement from the Tenant Improvement Allowance for the costs and expenses of any space planner, architect, engineer, design consultant or other professional employed by Lessor to review, advise and consult with Lessor concerning the work prepared, constructed or installed by Lessee's professionals. Lessee shall also pay to Lessor, and Lessor shall be entitled to reimbursement from the Tenant Improvement Allowance for, all costs and expenses associated with any modification or alteration of the Base Building Improvements necessary due to requests by Lessee or Lessee's space planner, architect, engineer, design consultant or other professional in connection with the design, engineering or construction of the Tenant Improvements. In the event that insufficient funds remain in the Tenant Improvement Allowance to fully cover any amounts owed by Lessee pursuant to this paragraph, then such amounts shall be paid directly by Lessee.
                                 WORK BY LESSEE
     5.01. Lessee's Work. All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, and all work necessary to install Lessee's medical equipment and other personal property, shall be furnished and installed by Lessee at Lessee's cost and expense. Lessee shall adopt a schedule for performing such additional work consistent with the schedule of Lessor's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Lessor shall give reasonable access and entry to the Premises to Lessee and its contractors performing such additional work and shall give reasonable opportunity and time to enable Lessee and such contractors to perform and complete such work. All such additional .work and Lessee's use of the Premises for such purposes shall be performed in accordance with the Lease.
                           POSSESSION OF THE PREMISES
     6.01. Possession. Lessor shall be deemed to have delivered possession of the Premises to Lessee on the date on which the Tenant Improvements have been substantially completed. The Tenant Improvements shall be deemed to have been substantially completed on the date when (i) the Building (including common areas, paved areas and drives as are reasonably necessary to access to and normal use of the Building and Premises) and the Tenant Improvements have been completed except for "punchlist" items (i.e., details of construction, mechanical adjustment and decoration which are minor in nature and do not, in the aggregate, materially interfere with the use and enjoyment of the Premises by Lessee), and (ii) Lessor has obtained a certificate of occupancy (permanent or temporary) for the Premises and the portion of the Building containing the Premises permitting use of the Premises for the purposes specified in the Lease; provided, however, if and to the extent substantial completion would have occurred earlier but for a Lessee Delay (as hereinafter defined), then substantial completion shall be deemed to have occurred on the date it would have occurred but for the delay by Lessee, and the Rent Commencement Date and the Term and all obligations of Lessee under this Lease shall commence on what would have been the Rent Commencement Date but for the delay by Lessee. In no event shall the Rent Commencement Date be, or possession of the Premises be delivered to Lessee, prior to_________________.
                         DELAY IN DELIVERY OF POSSESSION
     7.01. Excusable Delays. The term "Excusable Delays" shall mean any delay in construction of the Base Building Improvements or Tenant Improvements due to a Lessee Delay, war, natural catastrophe, strikes, lockouts or other labor of industrial disturbance, future order of any government, court or regulatory body claiming jurisdiction, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or regulation or order of any government or regulatory body, storm, flood, washout, or any cause whatsoever beyond the reasonable control of Lessor, whether or not similar to any of the causes hereinabove stated.
     7.02. Lessee Delays. The term "Lessee Delay" shall mean any delay in construction and installation of the Tenant Improvements due to (i) Lessee's failure to consult with and inform Lessor in a prompt and timely manner (and in any event within thirty (30) days after request by Lessor) of the general desired space needs and desired layout of the Premises so as to enable Lessor to prepare the initial schematic plans for the Premises; (ii) Lessee's failure to approve or provide comments on the Drawings and Specifications within the time periods required by this Work Letter or to submit or revise in a prompt and timely manner any portions of the Drawings and Specifications to be prepared by Lessee's space planner, architect, engineer, design consultant or other professional; (iii) changes or additions by Lessee to the Drawings and Specifications after they have been approved by Lessor and Lessee; (iv) Lessee's request for materials, finishes, or installation that require long lead time for delivery; or (v) any other delays caused by Lessee or Lessee's space planner, architect, engineer, design consultant or other professional.
     7.03. Delay in Delivery of Possession. Lessor expects to substantially complete the Tenant Improvements and deliver possession of the Premises to Lessee on or about _______________. However, if the Tenant Improvements have not been substantially completed by the expected date set forth in the preceding sentence (as extended for Excusable Delays for a period not exceeding 180 days) Lessor shall not be liable for any loss or damages suffered by Lessee but Lessee shall have the right to then terminate this Lease by promptly giving Lessor written notice of such termination. If there is a delay in substantial completion of the Tenant Improvements because of Lessee Delays, the Rent Commencement Date under this Lease shall be, and all obligations of Lessee under this Lease shall commence on, the date the Tenant Improvements would have been completed but for such Lessee Delays.

                                  EXHIBIT "C"
                       BUILDING STANDARD WORK ALLOWANCES
Standard work provided by Lessor included in the "Tenant Improvement Allowance" of $40.00 per square foot (s.f.) of usable square footage (area) leased installed in accordance with the General Specifications for Tenant Improvements and Lease Exhibit "B" - "Work Letter". (Where the BUILDING STANDARD WORK ALLOWANCES set forth herein differ from the General Specifications for Tenant Improvements and/or from Exhibit "B" - "Work Letter", the BUILDING STANDARD WORK ALLOWANCES shall govern)

     A. Cabinetry and Casework w/ sinks and trim including associated plumbing work:
               Allowance:  $4.60 per s.f., installed.
     B.   Doors:
               Suite entrance doors: standard allowance is one entrance door, frame and hardware for up to the first 5,000 s.f. of usable area leased and one additional door, frame and hardware for each additional full 5,000 s.f. of usable area leased.
               Interior doors: standard allowance is one interior door, frame and hardware for each 250 s.f. of usable area leased.
     C.   Partitions:
               Standard allowance is one linear foot of partition for each 10 s.f. of usable area leased; bulkheads are provided only above reception counter.
     D.   Floor Covering:
               Resilient tile, vinyl base, sheet vinyl and carpet per scope set forth in General Specifications.
     E.   Ceiling:
               Suspended 2X2 acoustical tile in lay-in grid.
     F.   Painting:
               Per scope set forth in General Specifications
     G.   HVAC:
               Standard allowance is one VAV box per 600 s.f. with associated controls.
     H.   Plumbing:
               Standard allowance is one toilet room with one lavatory and one toilet per 5,000 s.f. of usable area leased; no other interior plumbing work is included, except as provided for in Item A. above.
     I.   Sprinkler:
               Standard allowance is one sprinkler head per 100 s.f. of usable area leased.
     J.   Lighting:
               Standard allowance is one 2X4 lay-in building standard fixture per 80 s.f. of usable area leased.
     K.   Light Switches:
               Standard allowance is one single pole light switch per room, located in partition.
     L.   Electrical Outlets:
               Standard allowance is one duplex electrical wall receptacle per 100 s.f. of usable area leased.
    M.   Telephone/Data Outlets:
               Standard allowance is one telephone or data wall outlet per 200 s.f. of usable area leased.
     N.   Fire Alarm and Fire Extinguishers:
               Fire alarm shall be installed in accordance with the General Specifications; the standard allowance for fire extinguishers is two per suite.
     O.   Window treatment:
               Horizontal window blinds on exterior windows.
     P.   Floor Load:
               Floors are designed for 60 lbs. per s.f. live load.
     Q.   Design Services:
               A reasonable amount of consultation with Lessor's architect for building standard items of work will be at no additional cost to Tenant. The cost of design for items of work other than the building standard items of work shall be borne by Tenant.

                                  EXHIBIT "D"
                              ACCEPTANCE AGREEMENT
     THIS AGREEMENT is made as of the date set forth below between WINCHESTER REAL ESTATE MANAGEMENT (the "Lessor") and BANK OF CLARKE COUNTY (the "Lessee").
   WITNESSETH:
     WHEREAS, Lessor and Lessee entered into a Tenant Lease dated _______________, (the "Lease") for certain premises in the building known as Winchester Medical Office Building in Winchester, Virginia (the "Premises"); and WHEREAS, Lessor and Lessee desire to execute this Agreement pursuant to and as required by the Lease.
     NOW THEREFORE, for good and valuable consideration, Lessor and Lessee agree as follows:
          1. The Rent Commencement Date and the date of commencement of the term of the Lease is __________________.
          2. The expiration date of the term of the Lease is _______________.
          3. Lessee is in possession of, and has accepted, the Premises and agrees that all the work to be performed by Lessor in the Premises as required by the terms of the Lease has been satisfactorily completed except for any punchlist items described in Schedule "A" attached hereto.
          4. Lessee certifies that all conditions of the Lease required of Lessor as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Lessor.

          WHEREFORE, the parties hereto have signed and sealed this Agreement, as of the 20th day of March.


LESSEE:                                                LESSOR:

BANK OF CLARKE COUNTY                      WINCHESTER REAL ESTATE
                                             MANAGEMENT

By:     /s/ John R. Milleson              By:     /s/  C. Douglas Rosen

Name:   John R. Milleson                  Name:   C. Douglas Rosen

Title:  President & CEO                   Title:  Senior Vice President


By:

Attest:  /s/  Carol S. Jennings

                                  EXHIBIT "E"
                             RULES AND REGULATIONS
     1. The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Lessee or used for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash or other material of any kind shall be placed, emptied or thrown into the public portions of the Building.
     2. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Lessor, unless installed by Lessor.
     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Lessee on any part of the outside of the Premises or Building or on corridor walls or window or other glass surfaces. Signs on any entrance door or doors shall conform to the Building's standard signage requirements. Signs on doors shall, at Lessee's expense, be inscribed, painted or affixed by sign makers approved by Lessor. In the event of the violation of the foregoing by Lessee, Lessor may remove same without any liability and may charge the expense incurred by such removal to Lessee.
     4. The windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee.
     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public halls, corridors, or vestibules, without the prior written consent of Lessor.
     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Lessee.
     7. Lessee shall not in any way deface any part of the Premises or the Building. If Lessee desires to use linoleum or other similar floor covering, an interlining of building's deadening felt shall first be affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.
     8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Lessee on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Lessee's layout, which is to be primarily used by Lessee's employees for heating beverages and light snacks. Lessee shall not cause or permit any odors to be produced upon or permeate from the Premises.
     9. No space in the Building shall be used for the manufacturing, distribution or storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction. Notwithstanding the foregoing, Lessee shall be permitted to sell or otherwise dispense, as reasonably necessary, medical products in connection with Lessee's providing of medical or clinical services.

     10. Lessee shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Lessee shall not throw anything out of the doors or windows or down the passageways of the Building.
     11. Neither Lessee, nor any of Lessee's employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid or chemical substance or other hazardous material, other than reasonable amounts of customary medical supplies or cleaning fluids or solvents required in the normal operation of Lessee's medical offices.
     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Lessor and unless and until a duplicate key is delivered to Lessor. Lessee shall, upon the termination of its tenancy, restore to Lessor all keys of storage, offices and to toilet rooms, either furnished to, or otherwise procured by, Lessee, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof. This regulation shall not prohibit Lessee from locking and securing storage cabinets or other areas where prescription drugs are stored.
     13. Lessee shall not overload any floor. Lessee shall obtain Lessor's consent before bringing any safes, freight, furniture, large items of medical equipment or bulky articles into the Building and Lessor can specify to Lessee the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, large items of medical equipment or bulky matter of any description must take place during the hours which Lessor or the Building Manager may determine from time to time. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Lessee assumes, and shall indemnify and hold Lessor harmless against any and all claims of injury or damage to person or property arising in connection with Lessee's movement of the aforesaid items.
     14. Lessee shall refer to Lessor all contractors, contractors' representatives, installation technicians or other persons engaged to render services on or to the Premises, for Lessor's approval, prior to the commencement of any contracted services. This provision shall apply to any and all work performed in the Building on behalf of Lessee, including, but not limited to, installations of communication, medical or other electrical equipment or devices, or such other installations or attachments of any nature affecting the floors, walls, woodwork, trim, windows, ceilings or equipment of any portion of the Building.
     15. Lessee shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, tobacco in any forms or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business. Lessee shall not engage or pay any employees on the Premises, except those actually working for Lessee on said premises, nor advertise for laborers giving an address at the Building.
     16. Lessor desires for the Building to be a "smoke-free" building, and Lessor intends to prohibit smoking in the common areas and other untenanted areas of the Building. No smoking shall be allowed in the Building, and Lessee shall prohibit all its employees, agents, contractors, invitees and patients from smoking in or around the Premises.
     17. Lessee agrees that it shall not employ any cleaning or maintenance contractor, nor any individual, firm or organization for such purpose, without Lessor's prior written consent.
     18. Lessor shall have the right to prohibit advertising by Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for medical offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.
     19. Lessor reserves the right to exclude from the Building when the Building is closed all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the place visited and the time of arrival and departure, though Lessor is not obligated to maintain such a system. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Lessor's opinion, Lessor reserves the right to prevent access to the Building during the continuance of the same by such action as Lessor may deem appropriate, including closing doors.
     20. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
     21. Requests by Lessee for special or additional services shall be made at the Building management office. Building employees will not perform any work or do anything outside of their regular duties, unless adequate prior arrangements are made through the Building management office.
     22. Canvassing, soliciting, and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.
     23. There shall not be used in any space, or in the public halls of the Building, either by Lessee or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
     24. Lessee shall require all vendors, couriers, contractors and delivery persons to park in parking areas designated by Lessor for such purposes.
     25. Lessee, in order to obtain maximum effectiveness of the cooling system, shall lower and close the blinds or drapes when the sun's rays fall directly on windows of Premises. Lessee shall not remove the standard blinds installed in the Premises.
     26. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Lessor or its agents, in a manner satisfactory to Lessor.
     27. Lessee shall not install any vending machines in the Building or Premises without Lessor's consent.
     28. All articles and the arrangement, style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture, and store fixtures, shall be subject to Lessor's approval.
     29. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Building.
     30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the main text of the Lease, which text shall control in the instance of conflict.
     31. Lessor reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building,. Such other rules and regulations shall be effective upon written notification by Lessor to Lessee, and all other tenants in the Building, for whom such new rules and regulations shall be uniformly applied.

                                  EXHIBIT "F"
                           BASE RENT INCREASE FORMULA
     At the conclusion of the initial five year term, the monthly rental amount shall be adjusted for the first renewal term (years 6-10) and for the second renewal term (years 11-15) upon the following formula:
          The initial term monthly rental of $ _____________, shall be adjusted based upon the "Consumer Price Index for All Urban Consumers," U.S. City average - all items (1984=100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor, Washington, D.C. - (herein referred to as CPI-U) existing as of the lease commencement date as set forth in "Exhibit D" of this lease (hereafter referred to as the "base"). The calculation shall be made as follows:
          a. Divide the CPI-U existing as of the date of the renewal term (either the first or second renewal term as the case may be ) by the CPI-U for the "base."
          b.   Determine the difference between that result and 1.000.
                Multiply such result obtained in "b" above by the basic monthly rental of $----------------.
          c.   Round up that result to the nearest whole dollar.

          d. If such CPI-U increased, add the amount as determined in "d" above to the base monthly rental of $_________________.
          e. Such amount determined in "e" above shall be the new adjusted monthly rental for the first renewal term or the second renewal term, as the case may be.
          f. It is the intention of the parties that the monthly rental amount shall be adjusted twice based on the above stated formula at the beginning of the first renewal term, and at the beginning of the second renewal term, and thereafter shall remain the same for each respective renewal term.
In the event the CPI-U is discontinued, ceases to incorporate a significant number of the items previously incorporated therein, or if a substantial change is made in the manner in which such CPI-U is calculated, the parties hereto shall attempt to agree on an alternative form and if agreement cannot be reached, the matter shall be submitted to arbitration under the Rules of the American Arbitration Association then in effect. In no event shall the rent be less than the base rent set forth above.

                                  EXHIBIT "G"

                              SPECIAL STIPULATIONS

The Special  Stipulations,  if any, set forth below are also made a part of this
Lease:
     1. Following the expiration of the term, Lessee shall pay Lessor (or shall be paid by Lessor) for any amounts (or credits) due as Additional Rent pursuant to Paragraph 5 of the Lease. This obligation shall survive the expiration of the Term and "Operating Expenses" for the calendar year in which the term expires shall be pro rated on a monthly basis.
     2. Lessee may have executed this Lease based upon preliminary design layouts and specifications, and pricing of same by Lessor's contractor. It is possible that the design of the Premises and the cost of the Tenant Improvements may change as the Drawings and Specifications (i.e., final working drawings) are prepared. In the event such change in cost is due to an error by Lessor or its contractor, the cost thereof shall be borne by Lessor. In the event such change in cost is caused by error or omission or failure to act by Lessee or by a design or specification change requested by Lessee, then Lessee shall be responsible for any additional cost caused by such change.
          In the event the final cost of the Design and Specification has changed through no error of either party (e.g., due to general inflation, reasonably unforeseen details or requirements, etc.), then the additional cost shall be borne by Lessee. If Lessee is unwilling to pay such additional cost, it may elect to cancel this Lease by giving Lessor written notice of such intent within five (5) business days of receiving Lessor's statement of such additional cost. Upon receiving Lessee's written notice of intent to cancel this Lease, Lessor may elect to waive the additional rent within five (5) business days of receiving Lessee's notice of cancellation, in which case this Lease will not be canceled and the additional costs will be borne by Lessor.
     3. If not in default hereunder and upon 120 days prior written notice to Landlord, Tenant may renew this Lease for an additional period of five (5) years, at the then current market rental.
     4. Upon commencement of this Lease, Tenant's lease in MOB I shall terminate except for any amounts owed by one party to the other as of the termination date.
     5. Lessee will be identified (in standard size and manner) on a building directory provided by Lessor in the main lobby, and on any floor directories provided by Lessor.
     6. Lessee shall have access to Premises 24 hours per day, 365 days per year, to include use of elevators, lighting and electricity (but use of heat, ventilation and air conditioning only as specified in Paragraph 7 of the Lease.)
     7. With respect to Paragraph 9 (A) of the Lease, the Lessor, at its expense, shall maintain the structural elements of the Premises, the structural elements and common areas of the Building of which the Premises are a part, and the common areas of the Land in good condition and shall repair and/or replace the same with reasonable diligence when necessary. The structural elements should be defined as including the roof, exterior walls, structural supports, windows and major systems such as plumbing, electrical, heating, ventilating and air .conditioning. The Lessor should be obligated to operate the Building and the Land in a manner consistent with its character as a first-class office building and related common areas. Further, all repairs and replacements performed by the Lessor shall be at a time and in a manner so as not to unreasonably interfere with Lessee's normal business operations.


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